POWER OF ATTORNEY
I hereby constitute and appoint each of
Brian Gavin and Peter Koffler, signing
singly, my true and lawful attorney
-in-fact:
(1) to execute for and on my behalf,
in my capacity as a trustee, officer
or other reporting person of Blackstone
Alternative Alpha Fund or Blackstone
Alternative Alpha Master Fund, each a
Massachusetts business trust, (each, a
"Fund"), Forms 3, 4 and 5 in accordance
with Section 16(a) of the Securities
Exchange Act of 1934, as amended, and
the rules thereunder, and Section 30(h)
of the Investment Company Act of 1940,
as amended;
(2) to do and perform any and all acts
for and on my behalf that may be necessary
or desirable to complete and execute any
such Form 3, 4 or 5 to and timely file
such Form with the United States
Securities and Exchange Commission (the
"SEC");
(3) do and perform any and all acts for
and on behalf of the undersigned that may
be necessary or desirable to file for
Access Codes to the SEC EDGAR System,
including but not limited to the completion,
execution and timely delivery of a
statement of authentication to the
Commission in order to obtain such EDGAR
Access Codes; and
(4) to take any other action of any type
whatsoever in connection with the foregoing
which, in the opinion of such
attorney-in-fact, may be to my benefit,
in my best interest, or that I am legally
required to do, it being understood that
the documents executed by such attorney
-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form
and shall contain such terms and conditions
as such attorney-in-fact may approve in such
attorney-in-fact's discretion.
I hereby grant to each such
attorney-in-fact full power and authority
to do and perform any and every act and
thing wh~tsoever requisite, necessary, or
proper to be done in the exercise of any
of the rights and powers herein granted,
as fully to all intents and purposes as
I might or could do if personally present,
with full power of substitution,
resubstitution or revocation, hereby
ratifying and confirming all that such
attorney-in-fact, or such attorney-in-fact's
substitute or substitutes, shall lawfully
do or cause to be done by virtue of this
power of attorney and the rights and powers
herein granted. I acknowledge that the
attorneys-in-fact, in serving in such
capacity at my request, are not assuming,
nor is any Fund assuming, any of my
responsibilities to comply with Section 16
of the Securities Exchange Act of 1934,
as amended, and the rules thereunder, and
Section 30(h) of the Investment Company Act
of 1940, as amended.
This Power of Attorney shall remain in full
force and effect until I am no longer required
to file Forms 3, 4 and 5 with respect to my
holdings of and transactions in Fund
securities, unless I earlier revoke it in a
signed writing delivered to the
attorneys-in-fact.
IN WITNESS WHEREOF, I have caused this Power
of Attorney to be executed as of this
14th day of Fehruary, 2012.
/s/ J. Tomilson Hill
Signature
J. Tomilson Hill
President and Chief Executive Officer
Print Name